Exhibit 99.1

XCF Global Announces Renewable Diesel Sales to Tartan from its New Rise Renewables Reno Refinery

Renewable diesel sales support commercial fleet access to lower-carbon fuel options for road transportation.

Houston, TX – August 11, 2026 – XCF Global Inc. (“XCF”) (Nasdaq: SAFX), an emerging U.S.-based producer of renewable diesel and sustainable aviation fuel (“SAF”), today announced sales of renewable diesel from XCF Global’s New Rise Renewables Reno facility to Tartan Oil LLC (Tartan).

The sales activity represents what XCF Global believes is an important step in its transition from production to revenue-generating commercial operations at New Rise Renewables Reno. The fuel is expected to support Tartan’s renewable fuels offering for commercial customers, and XCF Global believes it may help expand access to lower-carbon fuel options for fleets operating in hard-to-decarbonize segments of road transportation. New Rise Renewables Reno expects deliveries to continue and intends to increase volumes as production progresses toward its 38 million gallon per year nameplate capacity.

“We believe these sales represent an important step in demonstrating the commercial role of New Rise Renewables Reno,” said Chris Cooper, Chief Executive Officer of XCF Global. “Tartan plays an important role in serving commercial fleets across North America, and renewable diesel is a practical, drop-in substitute for fossil diesel that is a lower-carbon fuel and works in existing diesel engines and infrastructure. We are proud to support the transportation industry’s transition to lower-carbon fuels by helping expand access to renewable diesel for commercial fleets.”

As previously announced, New Rise Renewables Reno began producing renewable fuels in July 2026 following a period of upgrade work, and XCF Global executed a definitive commercial framework with BGN in July 2026 covering feedstock supply, production, logistics and commercialization. Sales under that framework underscore the potential role of downstream distribution partners in helping renewable fuels reach commercial transportation customers.

About XCF Global, Inc.

XCF Global, Inc. (“XCF”) is a U.S.-based producer of renewable diesel and sustainable aviation fuel (“SAF”) focused on decarbonizing transportation while supporting domestic fuel supply and energy security. The Company’s flagship facility, New Rise Renewables Reno, has a permitted nameplate production capacity of 38 million gallons per year. XCF is working to advance a pipeline of potential expansion opportunities in Nevada, North Carolina and Florida, and to build relationships across the energy and transportation sectors to scale renewable fuels production. XCF is listed on the Nasdaq Capital Market and trades under the ticker, SAFX.

To learn more, visit www.xcf.global

About Tartan

Tartan Oil LLC (“Tartan”) is a wholly owned subsidiary of Pilot Travel Centers LLC (“Pilot”) and serves as Pilot’s wholesale marketing arm. Pilot is a wholly owned subsidiary of Berkshire Hathaway Inc. (“Berkshire Hathaway”) and the largest travel center operator in North America. Founded in 2017 and headquartered in Knoxville, Tennessee, Tartan is a leader in the energy market, serving over 10,000 locations across 44 states and six Canadian provinces. Specializing in high-quality refined products, diesel exhaust fluid (DEF) and lubricants, Tartan offers exceptional delivery capabilities and a vast inventory of petroleum products to the wholesale market and travel center industry. To learn more, visit tartanoil.com.

Contacts

XCF Global: Corporate Comms

media@xcf.global

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including statements regarding XCF Global’s commercial operations and growth strategy; the production and continued production of renewable diesel at New Rise Renewables Reno; commercial fuel deliveries under the Company’s previously announced commercial framework; current and future D4 RIN values, renewable fuel credit market conditions and the RIN value associated with renewable diesel production; the anticipated effects of EPA’s final 2026 and 2027 renewable fuel volume requirements on demand for renewable fuels and compliance credits; long-term demand for renewable diesel and sustainable aviation fuel; potential expansion opportunities in Nevada, North Carolina and Florida; and XCF Global’s ability to execute its commercial strategy and realize the benefits of prevailing renewable fuel credit market conditions.

All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements concern future circumstances and results and are sometimes identified by words such as “aim,” “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “designed,” “estimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” “objective,” “goal” or similar expressions. Forward-looking statements are based upon current plans, estimates, expectations and assumptions that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements.

Important factors that could cause actual results, developments or outcomes to differ materially include, among others: changes in domestic and foreign business, market, financial, political and legal conditions; volatility in RIN values and other renewable fuel credit markets, which are market-based, may fluctuate significantly and are not indicative of future values; changes to the Renewable Fuel Standard program, renewable volume obligations, small refinery exemptions or other federal or state renewable fuel policies or their implementation and enforcement by EPA; reliance on third-party data, including EIA data, that XCF Global has not independently verified; XCF Global’s ability to integrate operations and implement its business plan on its anticipated timeline; XCF Global’s ability to raise financing to fund its operations and business plan and the terms of any such financing; risks related to project development, permitting, financing, construction, commissioning and commercialization; risks related to the operation and ramp-up of New Rise Renewables Reno, including feedstock availability and pricing and the Company’s ability to sustain commercial production and deliveries; changes in applicable laws or regulations; risks related to extensive regulation and compliance obligations; the availability of tax credits and other government support; risks relating to XCF Global’s and New Rise’s intellectual property rights; and other risks, uncertainties and factors set forth in XCF Global’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report and other filings XCF Global has made or will make in the future.

Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not guarantees of future performance or outcomes. XCF Global undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.